                                                                                                                    Exhibit 12.2
                                                                                                                      6/20/102
                              GEORGIA POWER COMPANY
        Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 2000 and the year to date March 31, 2002



                                                                                   Year ended December 31,
                                                         ----------------------------------------------------------------------
                                                                  1997                     1998                    1999
                                                        --------------------------------Thousands of Dollars--------------------

EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
Earnings Before Interest and Income Taxes                $         1,277,565      $         1,249,768      $        1,158,999
      AFUDC - Debt funds                                               9,030                    7,117                  12,429
                                                         --------------------     --------------------     -------------------
         Earnings  as defined                            $         1,286,595      $         1,256,885      $        1,171,428
                                                         ====================     ====================     ===================


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                          $           196,707      $           182,879      $          164,375
   Interest  on interim  obligations                                   7,795                   12,213                  19,787
   Amort of debt disc, premium  and expense, net                      14,191                   13,378                  15,127
   Other interest  charges                                            57,623                   71,536                  75,868
                                                         --------------------     --------------------     -------------------
         Fixed charges as defined                                    276,316                  280,006                 275,157
Tax  deductible   preferred  dividends                                   912                      297                     283
                                                         --------------------     --------------------     -------------------
                                                                     277,228                  280,303                 275,440
                                                         --------------------     --------------------     -------------------
Non-tax  deductible  preferred  dividends                             18,015                    5,642                   1,446
Ratio  of net income  before  taxes to net income        x             1.648      x             1.695      x            1.650
                                                         --------------------     --------------------     -------------------
Pref  dividend  requirements  before  income  taxes                   29,689                    9,563                   2,386
                                                         --------------------     --------------------     -------------------
Fixed  charges  plus  pref  dividend  requirements       $           306,917      $           289,866      $          277,826
                                                         ====================     ====================     ===================

RATIO OF EARNINGS TO FIXED CHARGES  PLUS
   PREFERRED  DIVIDEND  REQUIREMENTS                                   4.19                     4.34                    4.22


Note:  The above  figures  have  been  adjusted  to  give  effect  to  Georgia  Power Company's  50% ownership  of  Southern
             Electric  Generating  Company.



                                                                                                                  Exhibit 12.2
                                                                                                                    6/20/102
                              GEORGIA POWER COMPANY
        Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 2000 and the year to date March 31, 2002

                                                                                                                  Three
                                                                                                                 Months
                                                                                                                  Ended
                                                                    Year ended December 31,                      March 31,
                                                       ----------------------------------------------------------------------
                                                                 2000                     2001                    2002
                                                        -----------------Thousands of Dollars--------------------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
Earnings Before Interest and Income Taxes               $         1,192,370      $         1,220,654      $         263,415
      AFUDC - Debt funds                                             23,396                   13,574                  2,126
                                                        --------------------     --------------------     ------------------
         Earnings  as defined                           $         1,215,766      $         1,234,228      $         265,541
                                                        ====================     ====================     ==================


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt                         $           171,994      $           162,546      $          33,541
   Interest  on interim  obligations                                 28,262                   25,082                  3,798
   Amort of debt disc, premium  and expense, net                     14,257                   15,106                  4,037
   Other interest  charges                                           79,396                   55,175                 16,382
                                                        --------------------     --------------------     ------------------
         Fixed charges as defined                                   293,909                  257,909                 57,758
Tax  deductible   preferred  dividends                                  270                      268                     67
                                                        --------------------     --------------------     ------------------
                                                                    294,179                  258,177                 57,825
                                                        --------------------     --------------------     ------------------
Non-tax  deductible  preferred  dividends                               404                      402                    101
Ratio  of net income  before  taxes to net income       x             1.646      x             1.599      x           1.637
                                                        --------------------     --------------------     ------------------
Pref  dividend  requirements  before  income  taxes                     665                      643                    165
                                                        --------------------     --------------------     ------------------
Fixed  charges  plus  pref  dividend  requirements      $           294,844      $           258,820      $          57,990
                                                        ====================     ====================     ==================

RATIO OF EARNINGS TO FIXED CHARGES  PLUS
   PREFERRED  DIVIDEND  REQUIREMENTS                                  4.12                     4.77                   4.58


Note:  The above  figures  have  been  adjusted  to  give  effect  to  Georgia  Power Company's  50% ownership  of  Southern
             Electric  Generating  Company.